Exhibit 10.31(ii)

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of December 4, 2013, by and among HERCULES TECHNOLOGY GROWTH CAPITAL, INC. (“Collateral Agent”), each of the undersigned Lenders, including Hercules Technology III, L.P. (each, a “Lender” and collectively, the “Lenders”) and ANACOR PHARMACEUTICALS, INC. and each of its domestic U.S. subsidiaries that may be a party hereto (hereinafter collectively referred to as the “Borrower”).

RECITALS

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of June 7, 2013 (as amended from time to time, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment to allow Borrower to form, invest in, transfer assets to and operate Subsidiaries in Cayman Islands and Ireland.  Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

NOW, THEREFORE, the parties agree as follows:

1.                                      Operating Accounts.  Pursuant to Section 6.6(a) of the Agreement, Lender consents so long as no Event of Default has occurred to the maintenance by Caymans Sub and Irish Sub of one or more bank accounts in which aggregate balances may be maintained in excess of the minimum liquidity amounts required to be domiciled in the United States and subject to a Control Agreement as described in Section 7.12 below, which accounts need not be subject to a Control Agreement.

2.                                      Investments in Subsidiaries.  Section 6.10 is amended and restated as follows:  “Borrower shall not, and shall not permit any Subsidiary to, contribute, assign or otherwise transfer assets to any Subsidiary or Subsidiaries, other than, so long as no Event of Default has occurred, Permitted Transfers.”

3.                                      Stock Pledge.  A new paragraph is hereby added to the end of Section 4.1 as follows:  “Borrower hereby pledges and grants a security interest in sixty-five percent (65%) of the outstanding capital stock of Caymans Sub to Collateral Agent for the ratable benefit of the Lenders, and pursuant to Section 6.11, within 30 days of the date of this Amendment, Borrower shall deliver to Collateral Agent a separate stock pledge agreement, on terms reasonably acceptable to Collateral Agent, confirming the pledge to Lender of such stock, together with stock certificates, if available, and take all steps necessary to perfect such pledge under Cayman Islands law, including without limitation, registration of the pledge with local governmental authorities.  To the extent Irish Sub becomes a direct subsidiary of Anacor Pharmaceuticals, Inc., Borrower shall at such time pledge and grant a security interest in sixty-five percent (65%) of the outstanding capital stock of Irish Sub to Collateral Agent for the ratable benefit of the Lenders, and pursuant to Section 6.11, and shall deliver to Collateral Agent a separate stock pledge agreement, on terms reasonably acceptable to Collateral Agent, confirming the pledge to Lender of such stock, together with stock certificates, if available, and take all steps necessary to perfect such pledge under Irish law, including without limitation, registration of the pledge with local governmental authorities.”

4.                                      Dispositions.  Section 7.1 is amended and restated as follows:  “Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and, so long as no Event of Default has occurred, Permitted Investments; (d) of non-exclusive licenses for the use of the Intellectual Property of Borrower or its Subsidiaries in the ordinary course of business in connection with joint ventures and corporate collaborations; (e) so long as no Event of Default has occurred, Permitted Transfers; or (f) licenses for the use of the Intellectual Property of Borrower or its Subsidiaries that are approved by Borrower’s Board of Directors and which could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States.”

5.                                      Distributions; Investments.  Subparagraph (b) of Section 7.7 is amended and restated as follows:  “directly or indirectly make any Investment other than, so long as no Event of Default has occurred, Permitted Investments, or permit any of its Subsidiaries to do so.”

6.                                      Liquidity.  A new Section 7.12 is hereby added as follows:

“7.12                  Liquidity.  Permit the aggregate balances in one or more bank accounts domiciled in the United States and subject to a Control Agreement executed for the benefit of Collateral Agent to fall below:

(a)                                 Prior to the Federal Drug Administration’s approval of Tavaborole, the lesser of (i) one hundred percent (100%) of the outstanding aggregate balance of the Term Loans or (ii) the total cash balances of Borrower including all Subsidiaries; and

(b)                                 From and after the Federal Drug Administration’s approval of Tavaborole so long as such approval is issued prior to July 31, 2014, the lesser of (i) seventy-five percent (75%) of the outstanding aggregate balance of the Term Loans or (ii) the total cash balances of Borrower including all Subsidiaries.

7.                                      Amended Definitions.  The following definitions set forth in Section 14 of the Agreement are amended as follows:

Permitted Investments.

Subparagraph (e) of the defined term, Permitted Investments, is amended and restated as follows:  “(e) Investments in newly-formed Subsidiaries (other than Caymans Sub and Irish Sub) organized outside of the United States, provided that (i) the amount of cash Investments in such Subsidiaries (A) does not exceed the amounts necessary to support the formation and maintenance of such foreign Subsidiaries, and (B) does not exceed an aggregate amount of $1,000,000 in any fiscal year, and (ii) 65% of the voting capital stock of such Subsidiaries (excluding Caymans Sub and Irish Sub) is pledged to Collateral Agent promptly after their formation by Borrower in compliance with Section 6.11; and”

Subparagraph (f) is revised to become subparagraph (g), and a new subparagraph (f) is inserted between subparagraphs (e) and (g) as follows:  “(f) Investments in Caymans Sub and Irish Sub up to the following aggregate maximum amounts:

(i)                                     $24,771,600 prior to December 31, 2013;

(ii)                                  $14,448,000 during the period from January 1, 2014 through March 31, 2014;

(iii)                               $13,022,400 during the period from April 1, 2014 through June 30, 2014;

(iv)                              $12,793,200 during the period from July 1, 2014 through September 30, 2014;

(v)                                 $12,000,000 during the period from October 1, 2014 through December 31, 2014;

(vi)                              $12,000,000 during the period from January 1, 2015 through March 31, 2015;

(vii)                           $7,200,000 during the period from April 1, 2015 through June 30, 2015; and

(viii)                        $3,764,800 during the period from July 1, 2015 through September 30, 2015;

Provided that the maximum amount for each period listed in clauses (ii) through (viii) and any period measured after September 30, 2015 shall be increased by the difference between the aggregate maximum Investments for the previous periods and the aggregate Investments actually made in those periods; and

provided further that 65% of the voting capital stock of Cayman Sub is pledged to Collateral Agent promptly after its formation by Borrower in compliance with Section 6.11; and”

Permitted Transfers.  The defined term, Permitted Transfer, is amended and restated as follows:  “Permitted Transfer” means the exclusive or non-exclusive license and sublicense of Borrower’s Intellectual Property rights in Tavaborole to Caymans Sub, Irish Sub, and/or Borrower or a Subsidiary of Borrower organized in the United States.  For the avoidance of doubt, any such Subsidiary of Borrower organized in the United States shall be a co-Borrower pursuant to Section 6.11.

8.                                      New Definitions.  The following definitions are added to Section 14 of the Agreement:

“Caymans Sub” is Anacor IP Holdings, Ltd., an exempted Company organized under the laws of the Cayman Islands.

“Irish Sub” is a company organized under the laws of Ireland and a direct or indirect wholly owned Subsidiary of either Caymans Sub or Anacor Pharmaceuticals, Inc..

9.                                      Promptly upon organization of Irish Sub, Borrower shall deliver to Lender copies of the charter and other organizational documents of Irish Sub.

10.                               Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Documents, as in effect prior to the date hereof.

11.                               This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

12.                               As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a)                                 this Amendment, duly executed by Borrower;

(b)                                 payment of an amount equal to the Lender Expenses incurred in connection with this Amendment;

(c)                                  payment of a non-renewable facility fee in the amount of $100,000; and

(d)                                 such other documents as Lender may request.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:

ANACOR PHARMACEUTICALS, INC.

	By	/s/Lucy O. Day
	Name:	Lucy O. Day
	Title:	VP Finance

Accepted in Palo Alto, California:	LENDERS AND COLLATERAL AGENT:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC., as Collateral Agent and as a Lender

	By:	/s/Ben Bang
	Name:	Ben Bang
	Title:	Senior Counsel

HERCULES TECHNOLOGY III, L.P., as a Lender

By: Hercules Technology SBIC Management, LLC, its General Partner

By: Hercules Technology Growth Capital, Inc., its Manager

	By:	/s/Ben Bang
	Name:	Ben Bang
	Title:	Senior Counsel